Exhibit 23.1                                Consent of Madsen & Associates CPA’s Inc.

MADSEN & ASSOCIATES CPA’S INC.	684 East Vine Street, #3
Certified Public Accountants and Business Consultants	Salt Lake City, Utah, 84102
Telephone: 801-268-2632
Fax: 801-262-3937

December 4, 2008

U.S. Securities and Exchange Commission
Division of Corporate Finance
100 F. Street, N.E.
Washington, DC 20549

Re: Form S-1 Registration Statement
   Buka Ventures Inc. (the “Company”)

Dear Sirs:

As independent registered accountants, we hereby consent to the inclusion or incorporation by reference in this Form S-1 Registration Statement the following:

Our report to the Board of Directors of Buka Ventures Inc. dated November 21, 2008 on the financial statements of the Company as at October 31, 2008 and the statements of operations, change in stockholders' equity and cash flows for the period from March 15, 2007 (date of inception) to October 31, 2008.

In addition, we also consent to the reference to our firm included under the heading "Experts" in this Registration Statement.

Yours truly,

MADSEN & ASSOCIATES CPA’s INC.

Madsen & Associates, CPA’s Inc.